Exhibit 99.1

Ibis Technology Receives Additional Nasdaq Letter Regarding Market Value of Publicly Held Shares

DANVERS, Mass.--(BUSINESS WIRE)--Ibis Technology Corporation (Nasdaq GM: IBIS), a leading provider of SIMOX-SOI implantation equipment to the worldwide semiconductor industry, today announced that it received an additional letter from the Nasdaq Stock Market dated July 23, 2008 notifying the Company that it has not maintained a minimum market value of publicly held shares (“MVPHS”) of the Company’s Common Stock of $5,000,000 as required by Nasdaq Marketplace Rule 4450(a)(2).

The Company previously announced that it received a letter on April 23, 2008 from Nasdaq advising that, for the previous 30 consecutive business days, the MVPHS of the Common Stock had not maintained the minimum $5,000,000 requirement over the previous 30 consecutive days. The Company was provided 90 calendar days from the letter date, or until July 22, 2008, to regain compliance. In its most recent letter, Nasdaq provided formal notification that, because the Company had not regained compliance with the rule, the matter serves as an additional basis for delisting and the Nasdaq Listing Qualifications Panel (the “Panel”) will consider the matter in rendering a determination regarding the Company’s continued listing on the Nasdaq Global Market.

The Company participated in a Panel hearing on June 5, 2008 to address the delayed filing of the Company’s Form 10-K and Form 10-Q, as well as additional compliance concerns. Subsequently, the Company has filed the required reports and provided additional information as requested by the Panel. The Panel is currently considering the Company’s request for continued listing. The Company has until July 30, 2008 to present its views to the Panel in writing with respect to MVPHS deficiency. There can be no assurance the Panel will grant the Company’s request for continued listing.

On June 13, 2008, the Company announced that it received a letter from Nasdaq notifying the Company that the Company’s Common Stock had not maintained the minimum bid price required by Nasdaq Marketplace Rule 4450(a)(5). The Company previously announced that it received a letter on December 10, 2007 from Nasdaq advising that, for the previous 30 consecutive business days, the bid price of the Common Stock had closed below the minimum $1.00 per share requirement. The Company was provided 180 calendar days from the letter date, or until June 9, 2008, to regain compliance.

On June 3, 2008, the Company announced that it received a letter from Nasdaq dated May 29, 2008 informing the Company that it did not comply with the minimum $10,000,000 stockholders’ equity requirement, as required by Marketplace Rule 4450(a)(3).

On April 22, 2008, the Company announced that it received a Nasdaq letter dated April 16, 2008 advising that Nasdaq had not received the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as required by Nasdaq Marketplace Rule 4310(c)(14). On May 23, 2008, the Company announced that it received a letter from Nasdaq dated May 19, 2008 informing the Company that Nasdaq had not received the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, as required by Nasdaq Marketplace Rule 4310(c)(14). On May 28, 2008, the Company filed its Form 10-K for the year ended December 31, 2008 and, on June 2, 2008, filed Amendment No. 1 to correct certain inadvertent omissions. The Company filed its Form 10-Q on July 11, 2008.

About Ibis Technology

Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. Headquartered in Danvers, Massachusetts, Ibis Technology is traded on Nasdaq under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on the Ibis web site at www.ibis.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release contains express or implied forward-looking statements including, among other things, (i) the Company’s ability to conduct its operations in a manner consistent with its current plan and existing capital resources or otherwise to obtain additional implanter orders or to secure financing to continue as a going concern, (ii) regaining compliance with the minimum bid price, stockholders’ equity and market value of publicly held shares requirements and the continued inclusion of the Company’s Common Stock on the Nasdaq Global Market, (iii) the Company’s expectations regarding future orders for i2000 implanters, (iv) the Company’s expectations regarding it’s strategic alternatives, including the potential sale of the Company, (v) the continued employment of key management and technical personnel, and attaining implanter improvements to the degree and in the timeframe necessary to meet our customer’s expectations, (vi) the timing of our major customer’s ramping to production quantities on the i2000 implanter and the sustained production worthiness of the i2000 implanter, (vii) the reliance on a single or small number of large customers, interest in and demand for, and market acceptance of, the Company’s SIMOX-SOI technology including the Company’s implanters, (viii) the involvement generally of the silicon wafer manufacturing industry in the SOI wafer market and the ability of the wafer manufacturer’s to produce sufficiently low cost SIMOX-SOI wafers utilizing both our SIMOX equipment and technology, as well as other equipment manufacturer’s tools, (ix) the timing and likelihood of revenue recognition on orders for the Company’s implanters, (x) the Company’s belief that wafer manufacturers will become the primary suppliers of SIMOX-SOI wafers to the chipmaking industry, (xi) the throughput and production capacity of the i2000 implanter for manufacturing 300-mm SIMOX-SOI wafers, attaining implanter improvements to the degree and in the timeframe necessary to meet customer expectations, and the ability of the i2000 implanter to achieve acceptable production yields, (xii) the Company’s plan to focus on supplying implanters to wafer manufacturers, (xiii) the ability to operate with existing capital resources or to secure financing and to continue as a going concern and (xiv) the Company’s expectation of having sufficient cash for operations. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to: future continued migration to SOI technology and market acceptance of SIMOX; the level of demand for the Company’s products; limited customers and products; lack of order backlog and visibility to the timing of new orders; the Company’s ability to pursue and maintain further strategic relationships, partnerships and alliances with third parties; loss of key personnel; the Company’s ability to protect its proprietary technology; the potential trends in the semiconductor industry generally; the ease with which the i2000 can be installed and qualified in fabrication facilities; the likelihood that implanters, if ordered, will be qualified and accepted by customers without substantial delay, modification, or cancellation, in whole or in part; the likelihood and timing of revenue recognition on such transactions; the possibility of the impact of competitive products, technologies and pricing; the impact of rapidly changing technology; the possibility of further asset impairment and resulting charges; equipment capacity and supply constraints or difficulties; the Company’s limited history in selling implanters; general economic conditions; and other risks and uncertainties described in the Company’s Securities and Exchange Commission filings from time to time, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as amended. All information set forth in this press release is as of July 23, 2008 and Ibis undertakes no duty to update this information unless required by law.

CONTACT:
Ibis Technology Corporation
William J. Schmidt, 978-777-4247
CFO & Treasurer